Exhibit 99.1

Chicago Atlantic BDC, Inc. Reports Fourth Quarter and Full Year 2025 Financial Results

NEW YORK, March 19, 2026 --- Chicago Atlantic BDC, Inc. (“LIEN” or the “Company”) (NASDAQ: LIEN), a specialty finance company that has elected to be regulated as a business development company, today announced its financial results for the fourth quarter and full year ended December 31, 2025.

Fourth Quarter 2025 Highlights and Subsequent Activity

●	Total gross investment income of $14.2 million.

●	Net investment income of $8.3 million, or $0.36 per weighted average share outstanding

●	Total investment portfolio of $333.3 million at fair value

●	Net asset value (“NAV”) per share was $13.30 on December 31, 2025

●	Board of Directors declared a dividend of $0.34 per share for the quarter ending March 31, 2026 payable on April 14, 2026 to shareholders of record on March 30, 2026

●	Funded seven portfolio companies with $31.7 million in aggregate par value during the fourth quarter of 2025

●	Subsequent to year end, the Company funded $93.9 million in aggregate par value to seven borrowers, including $35.5 million to three new portfolio companies and $58.4 million to existing borrowers, including a refinance of $38.3 million to its largest borrower. Additionally, two positions fully paid off which amounted to $13.6 million.

●	As of December 31, 2025, there were 22,820,590 common shares issued and outstanding on a basic and fully diluted basis

Peter Sack, Chief Executive Officer of the Company, commented, “Chicago Atlantic BDC generated net investment income of $0.36 per share for the fourth quarter and declared a $0.34 dividend, marking our sixth consecutive quarter at that rate, while maintaining zero non-accruals and leverage well below industry averages. The broader BDC market was under real pressure in 2025 — rising defaults, dividend reductions, and growing questions about the sustainability of private credit returns. While that negative sentiment has been applied to BDCs broadly, our portfolio has no meaningful exposure to the sectors and structures at the center of those concerns. We have minimal exposure to software, no syndicated participations, and no subordinated positions. We are 100% senior secured with a weighted average yield of 15.8%, well above the industry average.

“During the fourth quarter, we funded $31.7 million in new investments across seven portfolio companies, and we ended the year with approximately $77.9 million of available liquidity and a growing pipeline exceeding $732 million. Federal rescheduling momentum and increased M&A activity among cannabis operators are expanding the opportunity for our platform. We intend to pursue it with the same discipline that has defined the Chicago Atlantic platform — senior secured lending, proven operators, strong markets, and a focus on protecting principal.”

Portfolio and Investment Activity

●	As of December 31, 2025, the Company’s investment portfolio had an aggregate fair value of approximately $333.3 million across 39 portfolio companies.

●	During the quarter ended December 31, 2025, the Company had principal amortization and repayments of $11.0 million, of which $0.6 million was receivable as of December 31, 2025.

●	As of December 31, 2025, there were no loans on non-accrual status.

Results of Operations

For the three months ended December 31, 2025, total investment income was approximately $14.2 million. For the three months ended December 31, 2025, the Company incurred net expenses of approximately $5.9 million, resulting in net investment income of approximately $8.3 million, or $0.36 per weighted average share, and a net increase in net assets from operations of approximately $8.2 million, or $0.36 per weighted average share.

For the fiscal year ended December 31, 2025, total investment income was approximately $54.3 million. For the fiscal year ended December 31, 2025, the Company incurred net expenses of approximately $21.2 million, resulting in net investment income of approximately $33.1 million, or $1.45 per weighted average share, and a net increase in net assets from operations of approximately $33.3 million, or $1.46 per weighted average share.

Liquidity and Capital Resources

As of December 31, 2025, the Company had $77.9 million of liquidity including $2.9 million of cash and $75.0 million of borrowings available to be drawn on its $100.0 million senior credit facility, which is subject to certain borrowing base requirements and other restrictions. As of March 18, 2026, the Company has $54.5 million outstanding on its senior credit facility and approximately $47.5 million of liquidity.

Net Asset Value

As of December 31, 2025, NAV per share was $13.30 compared with $13.27 as of September 30, 2025 and $13.20 as of December 31, 2024. Total net assets as of December 31, 2025, were $303.4 million compared to $302.9 million as of September 30, 2025 and $301.2 million as of December 31, 2024.

Dividend

The Company’s Board of Directors declared a cash dividend of $0.34 per share for the quarter ending March 31, 2026, payable on April 14, 2026 to shareholders of record on March 30, 2026.

Conference Call and Quarterly Earnings Presentation

The Company will host a conference call and live audio webcast, both open for the general public to hear, to discuss the Company’s fourth quarter and full year 2025 financial results at 9:00 a.m. Eastern Time on Thursday, March 19, 2026. The number to access the conference call is (833) 630-1956 (international callers: 412-317-1837). The live audio webcast of the call will also be available on the Company’s website at investors.chicagoatlanticbdc.com.

A replay of the call will be available at investors.chicagoatlanticbdc.com by the end of day on March 19, 2026.

Call Details – Chicago Atlantic BDC, Inc. Fourth Quarter 2025 Financial Results:

●	When: Thursday, March 19, 2026

●	Time: 9:00 a.m. ET

●	Webcast Live Stream: https://edge.media-server.com/mmc/p/9fcnj6em

●	Replay: investors.chicagoatlanticbdc.com

LIEN posted its Fourth Quarter 2025 Earnings Presentation on the Events and Presentations page of its website, investors.chicagoatlanticbdc.com. LIEN routinely posts important information for investors on its website. The Company intends to use this website as a means of disclosing material information, for complying with its disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. The Company encourages investors, analysts, the media and others interested in LIEN to monitor the Investor Relations page of its website, in addition to following its press releases, Securities and Exchange Commission (“SEC”) filings, publicly available earnings calls, presentations, webcasts and other information posted from time to time on the website. Please visit the IR Resources section of the website to sign up for email notifications.

About Chicago Atlantic BDC, Inc.

The Company is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and has elected to be treated as a regulated investment company for U.S. federal income tax purposes. The Company’s investment objective is to maximize risk-adjusted returns on equity for its stockholders by investing primarily in direct loans to privately held middle-market companies, with a primary focus on cannabis companies. The Company is managed by Chicago Atlantic BDC Advisers, LLC, an investment manager focused on the cannabis industry and other niche or underfollowed sectors. For more information, please visit chicagoatlanticbdc.com.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contact

Tripp Sullivan

Lisa Kampf

SCR Partners

LIEN@chicagoatlantic.com

CHICAGO ATLANTIC BDC, INC.

Statements of Assets and Liabilities

	December 31,	September 30,	December 31,
	2025	2025	2024
		(Unaudited)
ASSETS
Investments at fair value:
Non-control/non-affiliate investments at fair value (amortized cost of $332,209,170, $310,270,261 and $274,346,711, respectively)	$333,311,787	$311,393,482	$275,241,398
Interest receivable	3,175,591	3,653,641	3,582,610
Cash and cash equivalents	2,934,752	10,462,366	23,932,406
Due from affiliates	1,804,032	669,753	2,361,019
Prepaid expenses and other assets	770,292	1,074,337	321,108
Receivable for investment sold	-	-	4,122,500
Total assets	$341,996,454	$327,253,579	$309,561,041

LIABILITIES
Revolving line of credit	$25,000,000	$11,000,000	$-
Distributions payable	7,759,001	7,759,001	-
Income-based incentive fees payable	2,073,319	2,347,474	1,998,945
Management fee payable	1,446,470	1,399,845	758,362
Due to affiliates	1,311,604	985,882	905,129
Professional fees payable	456,616	477,094	458,809
Other payables	284,774	180,611	46,219
Capital gains incentive fees payable	163,473	167,594	121,887
Excise tax payable	69,609	-	88,709
Unearned interest income	23,514	15,499	37,752
Transaction fees payable related to the Loan Portfolio Acquisition	-	-	2,945,125
Offering costs payable	-	-	989,645
Deferred financing costs payable	-	-	47,881
Total liabilities	$38,588,380	$24,333,000	$8,398,463

Commitments and contingencies

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized, 22,820,590, 22,820,590 and 22,820,386 shares issued and outstanding, respectively	$228,206	$228,206	$228,204
Additional paid-in-capital	303,154,218	303,154,218	303,272,034
Distributable earnings (Accumulated loss)	25,650	(461,845)	(2,337,660)
Total net assets	$303,408,074	$302,920,579	$301,162,578
NET ASSET VALUE PER SHARE	$13.30	$13.27	$13.20

CHICAGO ATLANTIC BDC, INC.

Statements of Operations

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025 (Unaudited)	2024 (Unaudited)	2025	2024
INVESTMENT INCOME
Non-control/non-affiliate investment income
Interest income	$12,255,979	$11,702,242	$49,268,175	$19,905,843
Fee income	1,972,540	945,984	5,033,987	1,759,910
Total investment income	14,228,519	12,648,226	54,302,162	21,665,753

EXPENSES
Income-based incentive fees	2,073,318	1,998,945	8,305,705	2,327,448
Management fee	1,446,470	758,363	5,452,521	1,504,239
General and administrative expenses	1,210,993	700,000	4,634,672	700,000
Interest expense	464,501	-	1,249,657	-
Professional fees	194,980	286,460	886,505	527,358
Legal expenses	51,299	82,083	719,097	282,156
Audit expense	153,750	197,975	651,252	497,200
Other expenses	154,849	123,611	626,891	430,254
Sub-administrator fees	145,771	151,842	587,300	449,974
Excise tax expense	69,609	88,710	72,406	120,024
Capital gains incentive fees	(4,121)	(3,161)	41,586	34,304
Transaction expenses related to the Loan Portfolio Acquisition	-	272,717	-	5,341,779
Total expenses	5,961,419	4,657,545	23,227,592	12,214,736
Waiver of general and administrative expenses	-	-	(658,477)	-
Expense limitation agreements	-	-	(1,338,202)	-
Net expenses	5,961,419	4,657,545	21,230,913	12,214,736
NET INVESTMENT INCOME (LOSS)	8,267,100	7,990,681	33,071,249	9,451,017
NET REALIZED GAIN (LOSS) FROM INVESTMENTS
Non-controlled non-affiliate investments	-	(74,483)	-	(74,483)
Net realized gain (loss) from investments	-	(74,483)	-	(74,483)
NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) ON INVESTMENTS
Non-controlled non-affiliate investments	(20,604)	56,680	207,930	246,004
Net change in unrealized appreciation (depreciation) on investments	(20,604)	56,680	207,930	246,004
Net realized and unrealized gains (losses)	(20,604)	(15,803)	207,930	171,521
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$8,246,496	$7,974,878	$33,279,179	$9,622,538

NET INVESTMENT INCOME (LOSS) PER SHARE - BASIC AND DILUTED	$0.36	$0.35	$1.45	$0.91
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - BASIC AND DILUTED	$0.36	$0.35	$1.46	$0.93
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	22,820,590	22,820,368	22,820,494	10,343,621

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